SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2009, the Board of Directors of Kendle International Inc., an Ohio corporation (the “Company”), adopted, effective as of November 13, 2009, the Amended and Restated Code of Regulations for the Company (the “Revised Regulations”).

Apart from non-substantive and conforming changes, the Regulations of the Company were amended and restated by the Company to describe procedures to be followed for shareholder proposals, requirements for calling special meetings, and nominations of directors, to allow electronic delivery as a means for certain notices of meetings as permitted by the Ohio Revised Code, and to expand the circumstances under which the Company will indemnify and advance expenses to directors, officers and certain employees of the Company.  Such changes more specifically include:

•
Requiring shareholders to give notice of shareholder proposals and nominations to the Board of Directors not more than 120 days nor less than 90 days before an annual meeting or, for a special meeting, not later than the 15th day prior to such meeting.

•
Requiring that a shareholder proposal to the Board of Directors include certain disclosures about the proposal including a description of the proposal, the reasons for the proposal and any interest that the shareholder has in the proposal.

•
Requiring the notice of a shareholder nomination to make certain disclosures about the proposed nominee, including biographical, stock ownership and investment intent information and all other information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

•
Requiring the notice of a shareholder proposal, nomination or request for special meeting to make certain disclosures regarding the shareholder giving the notice and specified persons associated with such shareholder, including stock ownership information for and any hedging activity or other similar arrangements entered into by such persons.

•
Requiring a shareholder to verify the accuracy or completeness of any information contained in a shareholder proposal or nomination at the Company's request and stating that a shareholder proposal or nomination that is inaccurate or incomplete in any manner shall be disregarded.

•	Permitting the Company to provide notice electronically for meetings of shareholders to the extent permitted by Ohio law.

•
Clarifying the indemnification provisions applicable to current and former directors and officers of the Company regarding indemnification and advancement of expenses to the full extent authorized by Ohio law.

The foregoing is a brief description of the material amendments to the Company's Regulations and is qualified in its entirety by reference to the full text of the Revised Regulations. This description should be read in conjunction with the Revised Regulations, a copy of which is filed as Exhibit 3.1 and is incorporated by reference in this Form 8-K.

Item 9.01  -  Financial Statements and Exhibits

    (a)           Not applicable

    (b)           Not applicable

    (c)           Not applicable

    (d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Code of Regulations adopted November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: November 16, 2009	By:	/s/Jarrod B. Pontius
Jarrod B. Pontius
Vice President, Chief Legal Officer and Secretary